PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 14

ARTICLES SUPPLEMENTARY

Increasing and Classifying Authorized Stock

PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 14, a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended (the “1940 Act”).

SECOND:  The Board of Directors has duly increased the total number of shares of capital stock that the Corporation has authority to issue from 2,500,000,000 shares of Common Stock, $.01 par value per share, to 3,400,000,000 shares of Common Stock, $.01 par value per share. The Board of Directors has classified all of the newly authorized 900,000,000 shares of Common Stock as shares of Common Stock of a new series of the Corporation designated as “Prudential Floating Rate Income Fund”. Prudential Floating Rate Income Fund shall have three classes of stock, designated as “Class A Common Stock”, “Class C Common Stock” and “Class Z Common Stock”, consisting of 300,000,000 shares each. The Board of Directors has further designated the existing shares of Common Stock as shares of Common Stock of “Prudential Government Income Fund”.

THIRD:  As of immediately before the increase and classification, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 2,500,000,000 shares of Common Stock, $.01 par value per share, having an aggregate par value of $25,000,000, classified and designated as follows:

Class A Common Stock                                        500,000,000 shares

Class B Common Stock                                        500,000,000 shares

Class C Common Stock                                        500,000,000 shares

Class R Common Stock                                        500,000,000 shares

Class Z Common Stock                                        500,000,000 shares

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FOURTH:  As of immediately after the increase and classification, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 3,400,000,000 shares of Common Stock, $.01 par value per share, having an aggregate par value of $34,000,000, classified and designated as follows:

Prudential Government Income Fund

Class A Common Stock                              500,000,000 shares

Class B Common Stock                              500,000,000 shares

Class C Common Stock                              500,000,000 shares

Class R Common Stock                              500,000,000 shares

Class Z Common Stock                              500,000,000 shares

Prudential Floating Rate Income Fund

Class A Common Stock                              300,000,000 shares

Class C Common Stock                              300,000,000 shares

Class Z Common Stock                              300,000,000 shares

FIFTH: (a) The foregoing does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, as set forth in the Charter, of the classes and series of the capital stock of the Corporation existing before the increase and classification.

(b) The terms of each newly authorized and classified share of Common Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) shall be as set forth in the Charter for the various classes of Common Stock of the Corporation existing before the increase and classification. Pursuant to the Charter, the Board of Directors may establish such fees and sales charges in accordance with the 1940 Act and the applicable rules and regulations of the National Association of Securities Dealers, Inc.

SIXTH:  The foregoing increase and classification has been approved by a majority of the entire Board of Directors pursuant to authority expressly granted to the Board of Directors by Sections 2-105(c) and 2-605 of the Maryland General Corporation Law, and in Article IV, Section 2 of the Charter of the Corporation.

SEVENTH:  These Articles of Amendment shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 14 has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on December 3, 2010.

WITNESS:                                                  PRUDENTIAL INVESTMENT                                                                                           PORTFOLIOS, INC. 14

By: /s/ Jonathan D. Shain     By: /s/ Judy A. Rice

Jonathan D. Shain, Assistant Secretary     Judy A. Rice, President

THE UNDERSIGNED, President of PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 14, who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Judy A. Rice

Judy A. Rice, President

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